Exhibit 99.1

PerkinElmer, Inc. 45 William Street Wellesley, MA 02481-4078 USA Phone: 781-431-4306 Fax: 781-431-4255 www.perkinelmer.com

FOR IMMEDIATE RELEASE

April 27, 2005

PERKINELMER ANNOUNCES Q1 2005 RESULTS

•	Revenue Growth of 6%
•	Earnings Per Share Increase of 36%
•	Operating Margins Increase 100 Basis Points
•	Health Sciences Revenue up 9%

BOSTON – PerkinElmer, Inc. (NYSE: PKI), a global leader in health and industrial sciences, today announced GAAP earnings per share of $.15 from continuing operations on revenue of $416.3 million for the first quarter ended April 3, 2005. The first quarter 2005 results include intangibles amortization of $7.3 million, or approximately $.04 per share. The Company reported earnings per share from continuing operations excluding intangibles amortization of $.19, which exceeded the Thomson First CallTM consensus earnings per share estimate of $.18 for the first quarter of 2005 and also the Company’s forecasted range of $.17 to $.18.

First quarter 2005 revenue of $416.3 million increased 6% over the first quarter of 2004. The impact of foreign exchange and acquisitions increased first quarter 2005 revenue by 2% over the first quarter of 2004. First quarter 2005 revenue in Health Sciences, representing 71% of total revenues for the quarter, increased 9% over the same period of 2004 driven primarily by strong growth in genetic screening, medical imaging, environmental and service. Industrial Sciences revenue in the first quarter of 2005 was flat compared to the first quarter of 2004 as growth in consumer electronics, aerospace and safety and security was offset by declines in semiconductor revenues. Excluding semiconductor revenues, the first quarter of 2005 Industrial Sciences revenue increased 3% compared to the same period last year.

“We were pleased to deliver a strong quarter of revenue and earnings growth,” said Gregory L. Summe, Chairman and CEO of the Company. “We saw good momentum in our key growth platforms, expanded our gross profit margins and increased our investment in R&D. We believe this balance will enable us to continue improving profitability while increasing our revenue growth rate” added Summe.

GAAP operating profit during the first quarter of 2005 was $35.6 million, up 19% over the first quarter of 2004. GAAP operating margin for the first quarter of 2005 was 8.6%, up 100 basis points over the first quarter of 2004. First quarter 2005 operating profit excluding intangibles amortization of $7.3 million and an in-process research and development charge of $.2 million was $43.1 million, or 10.4% as a percentage of revenue for the quarter, representing an increase of 100 basis points compared to the same period of last year.

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Financial overview by reporting segment:

Life and Analytical Sciences reported revenue of $264.8 million for the first quarter of 2005, up 6% from revenue of $249.2 million in the first quarter of 2004. The increase in revenue was driven primarily by revenue growth in the Company’s genetic screening, service and environmental businesses.

The segment’s GAAP operating profit for the first quarter of 2005 was $22.0 million versus $16.0 million for the same period of 2004. As a percentage of sales, operating profit for the first quarter of 2005 increased 190 basis points to 8.3%. The operating profit for the first quarters of 2005 and 2004 included intangibles amortization of $6.6 million. Operating profit excluding intangibles amortization for the first quarter of 2005 was $28.5 million, or 10.8% as a percentage of revenue, increasing 170 basis points over the same period of 2004.

Optoelectronics reported revenue of $96.8 million for the first quarter of 2005, an increase of 13% from revenue of $85.9 million for the first quarter of 2004, with growth in most of the segment’s applications including medical imaging, sensors and specialty lighting businesses.

The segment’s GAAP operating profit was $12.8 million for the first quarter of 2005, versus $10.7 million for the comparable period of 2004. As a percentage of sales, operating profit for the first quarter of 2005 was 13.3%, up 90 basis points over the first quarter of 2004.

Fluid Sciences reported revenue of $54.7 million for the first quarter of 2005, down 5% from revenue of $57.5 million in the first quarter of 2004 as revenue growth in aerospace was offset by declines in semiconductor revenue.

The segment’s GAAP operating profit for the first quarter of 2005 was $6.8 million, versus $8.3 million for the same period last year. As a percentage of sales, operating profit for the first quarters of 2005 and 2004 was 12.4% and 14.5%, respectively.

For the second quarter of 2005, the Company projects GAAP earnings per share from continuing operations of between $.19 and $.20. Excluding the impact of intangibles amortization, the Company projects earnings per share from continuing operations of between $.23 and $.24 for the second quarter of 2005. For the full year 2005, the Company reaffirmed its guidance for GAAP earnings per share of between $.90 and $.95, and earnings per share excluding intangibles amortization, of between $1.05 and $1.10 per share.

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The Company will discuss its first quarter results in a conference call on April 28, 2005 at 10:00 a.m. Eastern Time (ET). To listen to the call live, please tune into the webcast at the “Investor Corner” section of our website, www.perkinelmer.com. A playback of this conference call will be available beginning 1:00 p.m. ET, Thursday, April 28, 2005. The playback phone number is 719-457-0820 and the code number is 9112945.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures of earnings per share, operating profit and operating margin, in each case excluding amortization of acquisition-related intangible assets. This press release also contains a non-GAAP financial measure of operating profit excluding intangibles amortization and an in-process research and development charge. We exclude the amortization of acquisition-related intangibles and, where applicable, the in-process research and development charge, in calculating these non-GAAP measures because such amortization and in-process research and development charge are outside of our normal operations. We believe that the inclusion of these non-GAAP financial measures in this press release also helps investors to gain a meaningful understanding of our core operating results and future prospects, consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts. PerkinElmer’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in their financial and operating decision-making.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying exhibits to, this press release.

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Factors Affecting Future Performance

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, all projections of future financial results and plans concerning business development opportunities, are deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “projects,” “forecasts,” “will” and similar expressions are intended to identify forward-looking statements. There are a number of important risk factors that could cause actual results or events to differ materially from those indicated by these forward-looking statements, including, without limitation, economic and geopolitical forces that may limit any continued or expected economic or end market strengthening or recoveries, risks related to our failure to introduce new products in a timely manner, the impact of our debt on our cash flow and investment opportunities, our ability to comply with financial covenants contained in our credit agreements and our debt instruments, cyclical downturns continuing to affect several of the industries into which we sell our products, our ability to adjust our operations to address unexpected changes, our ability to execute acquisitions and license technologies and successfully integrate acquired businesses and licensed technologies into our existing business, the loss of any of our licenses that may require us to stop selling products or lose competitive advantage, competition, regulatory compliance, regulatory changes, our failure to obtain and enforce intellectual property protection, our defense of third party claims of patent infringement and our ability to realize the full value of our intangible assets, as well as other factors which we describe under the caption “Forward-Looking Information and Factors Affecting Future Performance” in our most recent annual report on Form 10-K on file with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Other Information

Health Sciences end markets include genetic screening, environmental, service, biopharma, and medical and biotech imaging. Industrial Sciences end markets include military/aerospace, semiconductor, consumer electronics, safety and security, and other.

PerkinElmer, Inc. is a global technology leader driving growth and innovation in Health Sciences and Industrial Sciences markets to improve the quality of life. The Company reported revenues of $1.7 billion in 2004, has 10,000 employees serving customers in more than 125 countries, and is a component of the S&P 500 Index. Additional information is available through www.perkinelmer.com or 1-877-PKI-NYSE.

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For further information:

Investor Contact:

Dan Sutherby

PerkinElmer, Inc.

(781) 431-4306

PerkinElmer, Inc. and Subsidiaries

INCOME STATEMENTS

	Three Months Ended
(In thousands, except per share data)	3-Apr-05	28-Mar-04
Sales	$416,252	$392,607

Cost of Sales	246,919	239,980
Research and Development Expenses	23,658	20,196
In-Process Research and Development Charge	194	—
Selling, General and Administrative Expenses	102,555	95,762
Gains on Dispositions, Net	—	(363)
Amortization of Intangible Assets	7,332	7,101

Operating Income From Continuing Operations	35,594	29,931

Extinguishment of Debt	—	1,166
Interest Income	(672)	(485)
Interest Expense	8,456	9,775
Other Expense (Income), Net	490	(910)

Income From Continuing Operations Before Income Taxes	27,320	20,385

Provision for Income Taxes	7,568	6,128

Net Income From Continuing Operations	19,752	14,257

Loss From Discontinued Operations, Net of Income Tax	—	(788)
Gain (Loss) on Disposition of Discontinued Operations, Net of Income Tax	77	(198)

Net Income	$19,829	$13,271

Diluted Earnings (Loss) Per Share:
Continuing Operations	$0.15	$0.11

Loss From Discontinued Operations, Net of Income Tax	—	(0.01)
Gain (Loss) on Disposition of Discontinued Operations, Net of Income Tax	—	—

Net Income	$0.15	$0.10

Weighted Average Diluted Shares of Common Stock Outstanding	131,056	128,933

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information and Reconciliation of GAAP to Non-GAAP Measures
(per share, continuing operations)
GAAP Diluted EPS from Continuing Operations	$0.15	$0.11
Amortization of Intangible Assets, Net of Income Tax	0.04	0.04

EPS excluding Amortization of Intangible Assets	$0.19	$0.15

Thomson First CallTM EPS	$0.18

PerkinElmer, Inc. and Subsidiaries

Sales and Operating Profit (Loss)

		Three Months Ended
(In thousands)		April 3, 2005	March 28, 2004
Life and Analytical Sciences	Sales	$264,773	$249,247
	OP$ reported	21,958	15,983
	OP% reported	8.3%	6.4%
	Amortization expense	6,575	6,574
	OP$ excl. amortization	28,533	22,557
	OP% excl. amortization	10.8%	9.1%

Optoelectronics	Sales	96,758	85,873
	OP$ reported	12,831	10,680
	OP% reported	13.3%	12.4%
	Amortization expense*	731	307
	OP$ excl. amortization	13,562	10,987
	OP% excl. amortization	14.0%	12.8%

Fluid Sciences	Sales	54,721	57,487
	OP$ reported	6,812	8,309
	OP% reported	12.4%	14.5%
	Amortization expense	220	220
	OP$ excl. amortization	7,032	8,529
	OP% excl. amortization	12.9%	14.8%

Other	OP$ reported	(6,007)	(5,041)

Continuing Operations	Sales	$416,252	$392,607

	OP$ reported	$35,594	$29,931

	OP% reported	8.6%	7.6%
	Amortization expense*	$7,526	$7,101

	OP$ excl. amortization	$43,120	$37,032

	OP% excl. amortization	10.4%	9.4%

*	Includes In-Process Research and Development Charge in the amount of $194 in 2005.

SALES AND REPORTED OPERATING PROFIT PREPARED IN ACCORDANCE WITH GAAP

PERKINELMER, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	April 3, 2005	January 2, 2005	March 28, 2004
		(In thousands)
Current assets:
Cash and cash equivalents	$184,213	$197,513	$165,471
Accounts receivable	286,710	287,299	282,294
Inventories	201,302	193,556	196,191
Other current assets	71,006	69,119	98,361
Current assets of discontinued operations	—	143	2,327

Total current assets	743,231	747,630	744,644

Property, plant and equipment:
At cost	637,063	631,693	617,630
Accumulated depreciation	(406,414)	(395,777)	(362,552)

Net property, plant and equipment	230,649	235,916	255,078
Marketable securities and investments	10,302	10,479	10,590
Intangible assets	399,215	397,445	418,019
Goodwill, net	1,078,266	1,073,869	1,032,073
Other assets	104,847	110,016	99,974
Long-term assets of discontinued operations	—	152	793

Total assets	$2,566,510	$2,575,507	$2,561,171

Current liabilities:
Short-term debt	$9,663	$9,714	$4,979
Accounts payable	146,514	146,630	142,317
Accrued restructuring and integration costs	1,987	3,045	5,716
Accrued expenses	275,523	286,460	290,919
Current liabilities of discontinued operations	45	118	1,528

Total current liabilities	433,732	445,967	445,459

Long-term debt	364,761	364,874	499,369
Long-term liabilities	307,327	304,581	261,667

Total liabilities	1,105,820	1,115,422	1,206,495

Commitments and contingencies

Total stockholders’ equity	1,460,690	1,460,085	1,354,676

Total liabilities and stockholders’ equity	$2,566,510	$2,575,507	$2,561,171

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Three Months Ended
	April 3, 2005	March 28, 2004
	(In thousands)
Operating Activities:
Net income	$19,829	$13,271
Add loss from discontinued operations, net of income taxes	—	788
Add (gain) loss on disposition of discontinued operations, net of income taxes	(77)	198

Net income from continuing operations	19,752	14,257

Adjustments to reconcile net income from continuing operations to net cash provided by continuing operations:
Stock-based compensation	921	806
Amortization of debt discount and issuance costs	818	2,211
Depreciation and amortization	19,233	19,256
In-process research and development	194	—
Gains on dispositions	—	(363)
Changes in operating assets and liabilities:
Accounts receivable	(3,485)	5,334
Inventories	(8,141)	(7,030)
Accounts payable	568	(11,967)
Accrued restructuring and integration costs	(1,058)	(2,039)
Accrued expenses and other	(15,390)	4,562

Net Cash Provided by Continuing Operations	13,412	25,027
Net Cash Provided by Discontinued Operations	83	1,529

Net Cash Provided by Operating Activities	13,495	26,556

Investing Activities:
Capital expenditures	(4,925)	(3,297)
Proceeds from disposition or settlement of PP&E, net	322	2,056
Proceeds from disposition or settlement of business, net	250	—
Cash paid for acquisitions, net of cash acquired	(13,138)	—

Net Cash Used in Continuing Operations Investing Activities	(17,491)	(1,241)
Net Cash Provided by Discontinued Operations Investing Activities	395	—

Net Cash Used in Investing Activities	(17,096)	(1,241)

Financing Activities:
Prepayment of term loan debt	(200)	(45,000)
Decrease in other credit facilities	(218)	(464)
Proceeds from issuance of common stock for employee benefit plans	2,643	3,658
Cash dividends	(9,037)	(8,904)

Net Cash Used in Financing Activities	(6,812)	(50,710)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(2,887)	(633)

Net Decrease in Cash and Cash Equivalents	(13,300)	(26,028)
Cash and Cash Equivalents at Beginning of Period	197,513	191,499

Cash and Cash Equivalents at End of Period	$184,213	$165,471

PREPARED IN ACCORDANCE WITH GAAP